Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of January 30, 2007 is between Clayton Holdings, Inc., a Delaware corporation with its principal place of business located at 2 Corporate Drive, Shelton, CT 06484 (the “Employer”), and Frederick C. Herbst (the “Employee”).

WHEREAS, the Employee is currently employed as the Chief Financial Officer of the Employer under an Employment Agreement dated September 2, 2005 with an effective date of September 19, 2005 (the “Agreement”); and

WHEREAS, the Board of Directors of Employer has authorized new bonus and change of control arrangements in respect of Employee, and the parties hereto consider it appropriate that the Agreement be amended to reflect such arrangements;

NOW, THERFORE, the Employer and the Employee agree to the following amendments to the Agreement.  Capitalized terms used in this Amendment that are not otherwise defined shall have the same meanings as in the Agreement, provided that the terms “Employer” and the “Company” shall be used interchangeably in the Agreement and in this Amendment.

1. Section III(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c)  INCENTIVE COMPENSATION.  In addition to Base Salary, Employee shall be eligible to receive an annual incentive bonus. The Employer, at its discretion, shall determine the exact amount of such bonus based on a combination of Employer and Employee performance goals, criteria and targets established by the Employer’s Board of Directors or a committee thereof.”

2. Subparagraph (i) of Section VI(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) continuation of salary at a rate equal to 100% of Employee’s Base Salary as in effect at the date of termination for a period of twelve (12) months following the date of termination (payment shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Employer’s payroll policies), unless such termination is within eighteen (18) months after the consummation of a Change of Control (as that term is defined below) in which case the Employer will pay to Employee, within fifteen (15) days after the termination of his employment, in one lump-sum payment the sum of (y) eighteen (18) months of Base Salary and (z) one hundred fifty percent (150%) of Employee’s target incentive bonus for the year in which the termination of employment occurs; and”

3. Section VI(c) is amended by deleting the existing section heading and replacing it with the following:

“(c)         Definitions of “CAUSE” and “GOOD REASON” and “CHANGE OF CONTROL”

4. Section VI(c) is further amended by adding the following subsection (iii):

“(iii)  For purposes of this Agreement, a “Change of Control” shall mean the occurrence of any of the following: (A) the consummation of a merger or consolidation of the Company with or into an entity unaffiliated with the Company prior to the effective date of such merger or consolidation or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by a person who in the aggregate owned less than twenty-five percent (25%) of the Company’s combined voting power represented by the outstanding securities of the Company immediately prior to such merger, consolidation or other reorganization; (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (C) a change in the composition of the Board of Directors of the Company (the “Board”), resulting in fewer than one-half of its members either having been (i) members of the

Board on the date which was twenty-four (24) months immediately prior to the date of the event that may constitute a Change of Control (the “Original Members”), or (ii) elected or nominated for election to the Board with the affirmative votes of at least a majority of the aggregate of the Original Members who were on the Board at the time of the election or nomination and the members whose election or nomination was previously so approved; and (D) any transaction as a result of which any person becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of the immediately preceding subsection VI(c)(iii)(D), the term “Person” shall have the same meaning as when used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but shall exclude: (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary thereof; (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and (iii) the Company.”

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IN WITNESS WHEREOF, the Employee and Employer have executed this Amendment as of the date set forth above.

EMPLOYEE:

/s/ Frederick C. Herbst
Frederick C. Herbst

EMPLOYER:

CLAYTON HOLDINGS, INC.

/s/ Frank P. Filipps
Frank P. Filipps
Chief Executive Officer